Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-84394) pertaining to the Profit Sharing and Retirement Plan of Eagle Materials Inc. of our report dated June 28, 2012, with respect to the financial statements and schedule of the Profit Sharing and Retirement Plan of Eagle Materials Inc. included in this Annual Report (Form 11-K) for the year ended December 31, 2011.

/s/ Sutton Frost Cary LLP

Arlington, Texas

June 28, 2012